UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2024

PROCESSA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39531	45-1539785
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7380 Coca Cola Drive, Suite 106, Hanover, Maryland	21076
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 776-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PCSA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On July 16, 2024, Processa Pharmaceuticals, Inc. (the “Company”) announced the appointment of Mr. Russell Skibsted, Effective July 16, 2024 as its Chief Financial Officer.

Mr. Skibsted, age 65, brings to Processa nearly 30 years of experience in the pharmaceutical industry including expertise in financial management, global business development, capital raises, investor relations and operations. He has worked with public and private life sciences companies at all stages of development. Most recently, he served as Senior Vice President and CFO of Alimera Sciences, a publicly traded global ophthalmic pharmaceuticals company in the process of being acquired by ANI Pharmaceuticals, and prior to that, as Executive Vice President, CFO and Chief Business Officer at Rockwell Medical, a public company providing hemodialysis products.

Previously, Mr. Skibsted served as CFO of BioTime, a publicly traded biotechnology company now named Lineage Cell Therapeutics, where he also was CFO at various times for several of BioTime’s public and private subsidiaries, including Agex Therapeutics, OncoCyte Corporation and Asterias Biotherapeutics. Prior to BioTime, Mr. Skibsted served as CFO or Chief Business Officer for several public and private life science companies, including Aeolus Pharmaceuticals, Spectrum Pharmaceuticals and Hana Biosciences.

Mr. Skibsted holds a BA in economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

In connection with his employment, Mr. Skibsted will be paid an annual base salary of $400,000 and will be eligible for a $50,000 base salary increase upon the achievement of certain goals specified in the employment agreement. He will also be eligible to participate in the bonus pool with a target bonus of 35% of base compensation. In addition, the Compensation Committee also determined to award 28,000 restricted stock units (“RSUs”) to Mr. Skibsted, effective July 16, 2024 with vesting upon the achievement of certain goals specified in the employment agreement. He will also be eligible for other benefits as described in the Employment Agreement.

The equity awards will be made pursuant to the Company’s 2019 Omnibus Incentive Plan and the Company’s Form of 2023 Restricted Stock Unit Agreement.

There are no arrangements or understandings between Mr. Skibsted and any other persons, pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Skibsted and any director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Retirement of Chief Financial Officer

On July 15, 2024, by mutual agreement, James Stanker resigned as Chief Financial Officer of the Company, effective July 15, 2024. Mr. Stanker will remain a part time employee to the Company to ensure a smooth transition.

Item 7.01. Regulation FD Disclosure

A press release dated July 16, 2024 announcing the Company’s new Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in Item 7.01 of this current report, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934.

Safe Harbor Statement

Information provided in this Current Report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the Company’s plans, objectives and expectations for compensation matters related to Mr. Skibsted’s service as the Company’s Chief Financial Officer and Mr. Skibsted’s start date. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see “Risk Factors” as described in the Company’s Annual Report for the year ended December 31, 2023 on Form 10-K filed with the Commission on March 30, 2023, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the Commission on May 10, 2024, and other reports on file with the Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement dated July 16, 2024 by and between Russell Skibsted and Processa Pharmaceuticals, Inc.
99.1	Press Release dated July 17, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCESSA PHARMACEUTICALS, INC.

Date: July 17, 2024	By:	/s/ George Ng
George Ng
Chief Executive Officer